                                                                    EXHIBIT 99.2

                          PACIFIC GULF PROPERTIES INC.

                        NOTICE OF GUARANTEED DELIVERY OF
              8.375% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2001

     This form, or a form substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if the 8.375% Convertible Subordinated Debentures Due 2001 (the "Debentures") of Pacific Gulf Properties Inc., a Maryland corporation (the "Company") are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Exchange Agent on or prior to the Expiration Date (as defined in the Prospectus). Such form may be delivered by hand or transmitted by mail, or (for Eligible Institutions only) by facsimile transmission, to the Exchange Agent. See the Prospectus. THE ELIGIBLE INSTITUTION, WHICH COMPLETES THIS FORM, MUST COMMUNICATE THE GUARANTEE TO THE EXCHANGE AGENT AND MUST DELIVER THE LETTER OF TRANSMITTAL, THE DEBENTURES AND ANY OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

                       HARRIS TRUST COMPANY OF CALIFORNIA

               By Mail:                       By Overnight Courier:                        By Hand:
  Harris Trust Company of California    Harris Trust Company of California    Harris Trust Company of California
 c/o Harris Trust Company of New York  c/o Harris Trust Company of New York  c/o Harris Trust Company of New York
         Wall Street Station                77 Water Street, 4th Floor                  Receive Window
            P.O. Box 1010                       New York, NY 10005                77 Water Street, 5th Floor
       New York, NY 10268-1010                                                        New York, NY 10005
                                            By Facsimile Transmission:
                                         (For Eligible Institutions Only)
                                                  (212) 701-7636
                                                  (212) 701-7637
                                              Confirm by Telephone:
                                                  (212) 701-7624

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to Pacific Gulf Properties Inc., a Maryland corporation (the "Company"), upon the terms and subject to the conditions set
forth in the Company's Prospectus dated October   , 1996 (the "Prospectus"), and
the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the principal amount of 8.375% Convertible Subordinated Debentures Due 2001 (the "Debentures") of the Company noted below, pursuant to the guaranteed delivery procedure set forth in the Prospectus.

-------------------------------------------------     -------------------------------------------------
         Principal Amount of Debentures                                 Signature(s)
-------------------------------------------------     -------------------------------------------------
         Certificate Nos. (if available)                           Name(s) (Please Print)
  If Debentures will be tendered by book entry        -------------------------------------------------
                    transfer:                                             (Address)
-------------------------------------------------     -------------------------------------------------
          Name of Tendering Institution                        Area Code and Telephone Number
-------------------------------------------------                       Dated: , 1996
           Account No. at (check one):

/ / The Depository Trust Company

/ / Philadelphia Depository Trust Company

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      EXCHANGE RATE (IN SHARES OF COMMON STOCK PER $1,000 PRINCIPAL AMOUNT
             OF DEBENTURES) AT WHICH DEBENTURES ARE BEING TENDERED
--------------------------------------------------------------------------------

         CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, THERE IS
            NO VALID TENDER OF DEBENTURES. IF NO BOX IS CHECKED, THE TENDERED DEBENTURES WILL BE DEEMED TO BE TENDERED AT 55
     SHARES OF COMMON STOCK FOR EACH $1,000 PRINCIPAL AMOUNT OF DEBENTURES.

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               GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States which is a participant in an approved Signature Guarantee Medallion Program, guarantees (a) that the above-named person(s) has a net long position in the Debentures being tendered within the meaning of Rule 14e-4 promulgated under the Securities Act of 1933, as amended, (b) that such tender of Debentures complies with Rule 14e-4 and (c) to deliver to the Exchange Agent at one of its addresses set forth above the Debentures tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Debentures tendered hereby into the Exchange Agent's account at The Depository Trust Company or Philadelphia Depository Trust Company, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three New York Stock Exchange, Inc. trading days after the date hereof.

--------------------------------------------------  --------------------------------------------------
                   Name of Firm                                    Authorized Signature
--------------------------------------------------  --------------------------------------------------
                     Address                                       Name (Please Print)
--------------------------------------------------  --------------------------------------------------
              City, State, Zip Code                                       Title
--------------------------------------------------
          Area Code and Telephone Number

Dated: , 1996

                     DO NOT SEND DEBENTURES WITH THIS FORM.
          YOUR DEBENTURES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.